EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-33362
(To Prospectus dated July 7, 2003)


                          [SEMICONDUCTOR HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                  Primary
                                                                       Share      Trading
                  Name of Company                       Ticker        Amounts      Market
           -----------------------------------------   --------      ---------   ---------
           Advanced Micro Devices. Inc.                   AMD             4         NYSE
           Altera Corporation                             ALTR            6        NASDAQ
           Amkor Technology, Inc.                         AMKR            2        NASDAQ
           Analog Devices, Inc.                           ADI             6         NYSE
           Applied Materials, Inc.                        AMAT           26        NASDAQ
           Atmel Corporation                              ATML            8        NASDAQ
           Broadcom Corporation                           BRCM            2        NASDAQ
           Intel Corporation                              INTC           30        NASDAQ
           KLA-Tencor Corporation                         KLAC            3        NASDAQ
           Linear Technology Corporation                  LLTC            5        NASDAQ
           LSI Logic Corporation                          LSI             5         NYSE
           Maxim Integrated Products, Inc.                MXIM            5        NASDAQ
           Micron Technology, Inc.                         MU             9         NYSE
           National Semiconductor Corporation             NSM             3         NYSE
           Novellus Systems, Inc.                         NVLS            2        NASDAQ
           SanDisk Corporation                            SNDK            1        NASDAQ
           Teradyne, Inc.                                 TER             3         NYSE
           Texas Instruments, Inc.                        TXN            22         NYSE
           Vitesse Semiconductor Corporation              VTSS            3        NASDAQ
           Xilinx, Inc.                                   XLNX            5        NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.